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                                                                      Exhibit 10



           -----------------------------------------------------

                                WARRANT AGREEMENT

                          Dated as of October 25, 2000

                                      among

                              CAIS INTERNET, INC.,

                              CII VENTURES II LLC,

                               ULYSSES G. AUGER II

                                       and

                                R. THEODORE AMMON

            ----------------------------------------------------
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            WARRANT AGREEMENT (the "Agreement"), dated as of October 25, 2000 among CAIS INTERNET, INC., a Delaware corporation (the "Company"), CII VENTURES II LLC ("CII Ventures"), ULYSSES G. AUGER II and R. THEODORE AMMON (each an "Initial Holder" and collectively, the "Initial Holders").

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. GRANT. The Company hereby grants to each Initial Holder warrants ("Warrants") which shall entitle the registered holder thereof to purchase from the Company, at any time or from time to time hereafter until 5:00 P.M., New York time, on October 25, 2010 (the "Expiration Date"), the number of shares (the "Warrant Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock"), set forth opposite such Initial Holder's name on the signature page hereto, subject to adjustment as provided in Section 6, at the exercise price of $4.56 per share (the "Initial Exercise Price"); provided that on the 90-day anniversary of the date of issue of the Warrants (or, if such day is not a trading day, on the next succeeding trading day) (the "Anniversary Date"), the Initial Exercise Price shall be reset to the average of the ten lowest Closing Prices (as defined below) for the Common Stock during the period beginning on the first trading day following the date of this Agreement and ending on the Anniversary Date (the "Reset Price"); provided, further, that if the holder exercises all or part of the Warrants prior to Anniversary Date, the Initial Exercise Price shall be reset with respect to those Warrants that are exercised to the average of the ten lowest Closing Prices for the Common Stock during the period beginning on the first trading day following the date of this Agreement and ending on the trading day immediately preceding the exercise date (or, if such period consists of less than ten trading days, the average of each such trading day during such period) ; provided, further, that in no event and under no circumstances shall the Reset Price be greater than $4.56 per share, in each case subject to adjustment as provided in Section 6 (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein. Each Warrant not exercised or deemed exercised on or prior to the Expiration Date shall become invalid and all rights thereunder, and all rights in respect thereof under this Agreement, shall cease as of that time.

      2. WARRANT CERTIFICATES. The Warrants shall be evidenced by certificates issued pursuant to this Agreement (the "Warrant Certificates") in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

      3. EXERCISE OF WARRANT.

      (a) GENERAL. Subject to the provisions of this Agreement, upon surrender to the Company at its principal office of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment in accordance with Section 3(b) of the Exercise Price then in effect, the Company shall issue and deliver promptly to the registered holder of such Warrant Certificate, a certificate or certificates for the Warrant Shares or other securities or property to which the registered holder is entitled, registered in the name of such registered holder or, upon the written order of such registered holder, in such name or names as such registered holder may designate. Any certificate or certificates representing Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be

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deemed to have become the holder of record of the Warrant Shares as of the date of the surrender of such Warrant Certificate (together with such duly executed Form of Election to Purchase) and payment of the Exercise Price.

      (b) PAYMENT. Payment of the Exercise Price shall be made, at the option of the registered holder of the Warrants, (i) in cash, (ii) by wire transfer payable to the order of the Company, or (iii) on a net basis, such that without the exchange of any funds, such holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of such Warrants less that number of Warrant Shares having a current market price equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised. For the purpose of any computation under this paragraph 3(b), the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive trading days ending on the day before the day the Warrant Certificate (together with a duly executed Form of Election to Purchase) is delivered to the Company. The term "Closing Price" shall mean, for each trading day, the last reported sale price regular way on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market but is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is neither listed on a national securities exchange nor quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company (the "Board").

      (c) EXERCISE IN WHOLE OR IN PART. The purchase rights evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part, but only for lots of 100 Warrant Shares or integral multiples thereof if less than all the Warrants then held by such registered holder are being exercised. If less than all of the Warrant Shares purchasable under any Warrant Certificate are purchased, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the remaining number of Warrant Shares purchasable thereunder.

      (d) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon exercise of any Warrants. Instead the Company shall round the results of an exercise up to the nearest full share of Common Stock.

      (e) RESERVATION OF SHARES. The Company will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

      4. RESTRICTIONS ON TRANSFER.

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      (a) WARRANT REGISTER. The Company shall maintain at its principal office a
Warrant Register for registration of Warrant Certificates and transfers thereof. The Company shall initially register the outstanding Warrants in the name of each Initial Holder. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. For the purpose of this Agreement, all references to a holder herein shall refer to a registered holder of Warrants.

      (b) WARRANTS AND WARRANT SHARES NOT REGISTERED. Each registered holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant are not registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, that the issuance of the Warrants and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act and from similar exemptions under state securities laws as not involving any public offering and that the Company's reliance on such exemption is predicated in part on the representations made by each Initial Holder of the Warrants to and with the Company that such holder (1) is acquiring the Warrants for investment for its own account, with no present intention of reselling or otherwise distributing the same, (2) is an "accredited investor" as defined in Regulation D under the Securities Act, and (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrants. Neither the Warrants nor the related Warrant Shares may be transferred except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act if the transferor delivers a certificate, in form and substance reasonably satisfactory to the Company, that such transfer complies with the requirements of Rule 144, or (iii) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Company and, in the case of any transfer pursuant to clause (iii) other than to an affiliate of such holder, with the delivery to the Company of an opinion of counsel reasonably satisfactory to the Company by counsel reasonably satisfactory to the Company (and the Company hereby acknowledges and agrees that Simpson Thacher & Bartlett is reasonably satisfactory to the Company), stating that no registration is required under the Securities Act.

      (c) NOTICE AND REGISTRATION OF TRANSFER. Each registered holder of the Warrants, by acceptance thereof, agrees that prior to any disposition by such holder of the Warrants or of any Warrant Shares, such holder will give written notice to the Company expressing such holder's intention to effect such disposition and describing briefly such holder's intention as to the manner in which the Warrants or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed of together with the opinion described in paragraph 4(b) above, if required, whereupon, but only if such transfer is permitted pursuant to paragraph 4(b) above, such transferring holder shall be entitled to dispose of the Warrants and/or the Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such holder to the Company. In the event of such transfer, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the

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Warrant Certificate(s) evidencing such Warrants to the Company at its principal office, accompanied by a written instrument of transfer in form reasonably satisfactory to it, duly executed by the registered holder thereof. Upon any such registration or transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled.

      5. SPECIAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

      (a) LISTING ON SECURITIES EXCHANGES. If the Common Stock is listed on a stock exchange or quoted on the Nasdaq National Market, the Company will use its reasonable best efforts to procure at its sole expense the listing of all Warrant Shares (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed, or the quotation of the Warrant Shares on the Nasdaq National Market, as the case may be, and maintain the listing or quotation of such shares and other securities after issuance.

      (b) ACTIONS IN AVOIDANCE; NON-DILUTION. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in carrying out all of the provisions of the Warrants and in taking all of such actions as may be necessary or appropriate in order to protect the rights of the registered holders of the Warrants against impairment.

            If any shares of Common Stock required to be reserved for purposes of exercise of Warrants would require, under any federal or state law (other than the Securities Act or any state "blue sky" statutes), registration with or approval of any governmental authority, before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority, at its expense.

      6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The number and kind of shares purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

      (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock other than the payment of regularly scheduled dividends on any series of preferred stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 6(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the

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Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock for consideration per share less than the greater of 95% of the current market price per share (determined as provided in paragraph 6(h) below) of the Common Stock or the applicable Exercise Price in effect on the date such rights, options or warrants are distributed, the Exercise Price in effect at the opening of business on the day following such date shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such date plus the number of shares of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at the greater of 95% such current market price per share or such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date such rights, options or warrants are distributed plus the number of shares of Common Stock so offered for subscription, purchase or acquisition. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph 6(b), if any such right, option or warrant shall expire and shall not have been exercised, the Exercise Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Exercise Price made pursuant to the provisions of this paragraph 6 after the issuance of such rights, options or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 6(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

      (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Exercise Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

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      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other property or assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 6(b) above and (y) any dividend or distribution referred to in paragraph 6(a) or 6(c) above), then in each such event, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exercise Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 6(h) below) of the Common Stock on such date of determination less the then fair market value as determined by the Board (whose determination shall be conclusive) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Exercise Price has not previously been made pursuant to the terms of this paragraph 6) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution.

      (e) The reclassification or change of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which paragraph 6(o) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 6(d) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 6(c) above).

      (f) In case the Company shall issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in paragraphs 6(a) - (d) above, (ii) by reason of the issuance of Series E Preferred Stock (as defined below) pursuant to the Preferred Stock Purchase Agreement between the Company and CII Ventures LLC, dated as of December 20, 1999, (iii) as a dividend or distribution on Series F Preferred Stock, par value $.01 per share("Series F Preferred Stock"), Series G Preferred Stock, par value $.01 per share ("Series G Preferred Stock"), Series C Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), Series D Convertible Participating Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), Series E Convertible Participating Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), or upon conversion of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock;
(iv) pursuant to warrants issued by the Company pursuant to (a) the Common Stock Warrant dated as of October 27, 1999 and the Series C Preferred Stock Purchase Agreement, dated as of September 29, 1999 between the Company and U.S. Telesource, Inc. (the "Qwest Warrant"), (b) the Warrant Agreement dated as of September 4, 1998 among the Company, Cleartel Communications, Inc., CAIS, Inc. and ING (U.S.) Capital Corporation, Inc. (the "ING Warrant Agreement"), (c) the Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock") and Warrant Purchase Agreement dated as of February 19, 1999 among the Company

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and the several purchasers set forth therein, (d) the Warrant to Purchase Common
Stock issued pursuant to the First Amendment to the Master License Agreement, dated as of April 23, 1999, among the Company, CAIS, Inc., and Hilton Hotels Corporation (the "Hilton Warrant"), (e) the Master Agreement for Hotel Internet Service dated as of January 1, 2000, between CAIS, Inc. and Bass Hotels and Resorts, Inc. and (f) the Common Stock Warrant dated as of April 28, 2000 for the purchase of up to 900,000 shares of Common Stock (subject to adjustment), issued to Microsoft Corporation; (v) to a corporation, partnership or other entity with which the Company is seeking to establish a partnership, joint venture or other business relationship when the total number of shares of Common Stock so issuable or issued does not exceed 1,000,000 shares (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to shares of Common Stock), provided the Company receives at least 95% of the current market price for such shares; (vi) pursuant to the Agreement and Plan of Merger among the Company, Business Anywhere USA, Inc., CIBA Merger Corp., Kim Kao, and Amy Hsiao dated September 7, 1999, including without limitation, the conversion of Business Anywhere options into options to acquire Common Stock and the issuance of shares of Common Stock upon the exercise thereof, not to exceed 288,371 shares of Common Stock in the aggregate; (vii) in connection with the acquisition by the Company of the securities or assets of another corporation, partnership or other entity, provided the Company receives at least 95% of the current market price for such shares; (viii) pursuant to the Agreement and Plan of Merger among the Company, CIAM Corp. and Atcom, Inc. dated August 4, 1999, as amended, including without limitation, the conversion of Atcom options into options to acquire Common Stock as described therein, the issuance of shares of Common Stock upon the exercise thereof and the issuance of Common Stock constituting "Contingent Consideration" as defined therein, not to exceed 2,654,826 shares of Common Stock in the aggregate and (ix) shares reserved, as of the date hereof, for issuance upon the exercise of outstanding options to purchase up to 5,601,825 shares of Common Stock plus options to acquire up to 947,671 shares of Common Stock to be issued under the Company's Amended and Restated 1998 Equity Incentive Plan as in effect on December 20, 1999 and shares of Common Stock to be issued upon exercise of such options (as appropriately adjusted for any stock dividends, combinations, splits or the like) (clauses
(ii) - (ix) are collectively referred to as, the "Excluded Shares") for a consideration per share less than the greater of 95% of the current market price per share of Common Stock (as defined in paragraph 6 (h) below) or the applicable Exercise Price in effect immediately prior to the earlier of (x) the issuance of such securities or (y) the date the Company has a contractual obligation to issue such securities (whether or not such contractual obligation is contingent upon the passage of time or the occurrence of certain events or both), then the Exercise Price in effect at the opening of business on the day following the date of issuance of such shares of Common Stock shall be reduced by multiplying such Exercise Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a fully diluted basis) immediately prior to such issuance, and (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock issued would purchase at the greater of 95% of the current market price per share (as defined in paragraph 6(h)) or such Exercise Price, and (B) the denominator of which is the total number of shares of Common Stock outstanding (on a fully diluted basis) immediately after such issuance.

      (g) In case the Company shall issue any securities (including rights, warrants and options) convertible into, exercisable for or exchangeable for its Common Stock (excluding the

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Excluded Shares and securities issued in any of the transactions described in paragraphs 6(b) and (d) above) for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in paragraph 6(i) below) less than the greater of 95% of the current market price per share of Common Stock (as defined in paragraph 6(h) below) or the applicable Exercise Price in effect immediately prior to the earlier of (x) the issuance of such securities or (y) the date the Company has a contractual obligation to issue such securities (whether or not such contractual obligation is contingent upon the passage of time or the occurrence of certain events or both), then the Exercise Price in effect at the opening of business on the day following the date of issuance of such securities shall be reduced by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a fully diluted basis) immediately prior to the issuance of such securities, and (2) the number of shares of Common Stock which the aggregate consideration received by the Company (determined as provided in paragraph 6(i) below) for such securities would purchase at the greater of 95% of such current market price per share of Common Stock and such Exercise Price, and (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial conversion, exercise or exchange price or rate. However, upon the expiration of any security convertible into, exercisable for or exchangeable into Common Stock, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph 6(g), if any such security shall expire and shall not have been converted, exercised or exchanged, the Exercise Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Exercise Price made pursuant to the provisions of this paragraph 6 after the issuance of such security) had the adjustment of the Exercise Price made upon the issuance of such security been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the conversion, exercise or exchange of such security. No further adjustment shall be made upon the conversion, exercise or exchange of such security if any adjustment shall have been made upon the issuance of such security.

      (h) For the purpose of any computation under this Section 6, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 30-day period ending three days before the day in question.

      (i) For purposes of any computation respecting consideration received pursuant to paragraphs 6(f) and (g) above, the following shall apply:

                        (A) in the case of the issuance of shares of Common
                  Stock for cash, the consideration shall be the gross proceeds to the Company from such issuance, which shall not include any deductions for any commissions, discounts, other expenses incurred by the Company in connection therewith or amounts paid or payable for accrued interest or accrued dividends;

                        (B) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part other than cash or, subject to clause (C)

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                  below, securities, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

                        (C) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be:
                  (x) if traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the securities on such quotation system over the 30-day period ending three days preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days preceding the day in question and (z) if there is no active public market, the fair market value thereof, determined as provided in clause (B) above; and

                        (D) in the case of the issuance of securities
                  convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) through (C) of this paragraph 6(i)).

      (j) No adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be. In the case of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any option, right or warrant, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had the Exercise Price adjustment that was originally made upon the issuance of such option, right or warrant, which were not exercised or converted prior to such change, been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such option, right or warrant.

      (k) For purposes of this paragraph 6, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 6(o) below, shares issuable on exercise of the Warrants shall include only shares of the class designated as Common Stock of the Company on the date hereof or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      (l) No adjustment in the Exercise Price shall reduce the Exercise Price below the then par value of the Common Stock. The Company hereby agrees with each holder of Warrants that it shall not increase the par value of the Common Stock above its current par value of $.01 per share. No adjustment in the Exercise Price need be made under paragraphs 6(a), 6(b), and 6(d) above if the Company issues or distributes to each registered holder of Warrants the shares of Common Stock, evidences of indebtedness, assets or other property, rights, options or warrants referred to in those paragraphs which each registered holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

      (m) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), 6(b), 6(c), 6(d), 6(f), or 6(g) above, (A) the number of Warrant Shares purchasable upon exercise of any Warrant shall be adjusted by multiplying such number of Warrant Shares by a fraction the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment and (B) the Company shall promptly mail to registered holders of Warrants, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

      (n) If:

                  (A) the Company takes any action which would require an
            adjustment in the Exercise Price pursuant to this paragraph 6;

                  (B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

                  (C) there is a dissolution or liquidation of the Company;

the Company shall mail to registered holders of the Warrants, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 5 days before such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 6(n).

      (o) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets or other property, upon consummation of such transaction, each Warrant shall automatically thereafter become exercisable for the kind and amount of securities, cash or other assets or other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Warrants, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or assets or property thereafter deliverable upon the exercise of Warrants. If this paragraph 6(o) applies to any transaction, paragraphs 6(a), 6(c) and 6(e) do not apply to such transaction.

      (p) In any case in which this paragraph 6 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any Warrants exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Exercise Price and number of Warrant Shares in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Exercise Price and number of Warrant Shares shall be recomputed immediately upon such recission to the price that would have been in effect had such event not been authorized, provided that such recission is permitted by and effective under applicable laws.

      (q) If any event occurs as to which the foregoing provisions of this paragraph 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

      7. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered holder thereof at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the registered holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

      8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Initial Holder that:

      (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or condition, financial or otherwise of the Company and its subsidiaries, (ii) the ability of the Company and its subsidiaries to perform any of its obligations under this Agreement or (iii) the ability of the Initial Holders to enforce this Agreement.

      (b) The transactions to be entered into by the Company pursuant to this Agreement are within the Company's corporate powers and have been authorized by all necessary corporate action.

      (c) This Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the validity or enforceability of provisions relating to rights of indemnity and contribution set forth herein.

      (d) The Warrants have been duly and validly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with this Agreement, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

      (e) The Warrants are exercisable for Common Stock in accordance with the terms of this Agreement. The Warrant Shares have been duly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights. The Company has reserved sufficient shares of Common Stock for issuance upon the exercise of the Warrants.

      (f) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance and sale of the Warrants and (iii) the consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or resulting in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company pursuant to, (A) the charter or bylaws of the Company, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company is a party or by which it or its properties is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its assets or properties, except in the case of clauses
(B), (C) and (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not singly, or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or
(ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the issuance and sale of the Warrants (or the issuance of the Warrant Shares) and (C) the consummation by the Company of the transactions contemplated hereby.

      9. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      10. STATEMENT ON WARRANTS. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares and the same Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

      11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or sent by facsimile transmission (with receipt confirmed), or, if timely delivered to an air courier guaranteeing overnight delivery service, on the next business day, or five business days after being deposited in the mail, first class, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows (or to such other place or places as either of the parties shall designate by written notice to the other):

                  (i) if to registered holder, to the address set forth on the Warrant Register maintained by the Company; and

                  (ii)  if to the Company, to:

                        CAIS Internet, Inc.
                        1255 22nd Street, N.W., Fourth Floor
                        Washington, D.C. 20037
                        Telephone: (202) 715-1300

                        Facsimile:  (202) 463-7190
                        Attention:  President

                        with a copy to:

                        Morrison & Foerster LLP
                        1290 Avenue of the Americas
                        New York, New York 10104-0050
                        Telephone: (212) 468-8000
                        Facsimile: (212) 468-7900
                        Attention: Lorraine Massaro, Esq.

      12. AMENDMENT. The Company with the consent of the registered holders of the unexercised Warrants evidencing at least a majority of the Warrant Shares underlying the unexercised Warrants may amend or supplement this Agreement or waive compliance by the Company in a particular instance with any provision of this Agreement; provided that without the consent of each registered holder affected, no such amendment shall (with respect to Warrants held by a non-consenting registered holder) increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise of any Warrant .

      13. SUCCESSORS. Except as otherwise provided herein, all the covenants and provisions of this Agreement by or for the benefit of the Company and the registered holders of the Warrants shall inure to the benefit of their respective successors and assigns hereunder.

      14. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflicts of law principles thereof).

      15. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person other than the Company and the registered holders of the unexercised Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and such registered holders. Prior to the exercise of the Warrants, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

      16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

      17. HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      18. REMEDIES. The Company and the holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      19. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

                                    CAIS INTERNET, INC.



                                    By: /s/ William M. Caldwell IV
                                       -----------------------------------------
                                       Name:  William M. Caldwell IV
                                       Title: President
Number of Warrant Shares:

1,550,000                           CII VENTURES II LLC


                                    By: /s/ Alexander Navab
                                       -----------------------------------------
                                       Name:   Alexander Navab
                                       Title:  President



                                     /s/ Ulysses G. Auger II
                                     -------------------------------------------
250,000                                ULYSSES G. AUGER II



                                     /s/ R. Theodore Ammon
                                     -------------------------------------------
200,000                              R. THEODORE AMMON


Total Number of Warrant Shares:  2,000,000

                                                                       EXHIBIT A
                          [FORM OF WARRANT CERTIFICATE]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                          5:00 P.M., NEW YORK TIME, on
                                October 25, 2010

No. W-

                               WARRANT CERTIFICATE

            This Warrant Certificate certifies that, for value received, ___________________ having an address at _______________________ ("Holder"), is the registered holder of warrants (the "Warrants") to purchase, at any time and from time to time after the date hereof until 5:00 P.M. New York time, on October 25, 2010, up to ___________ fully-paid and non-assessable shares (subject to adjustment in certain events) of Common Stock, $.01 par value ("Common Stock"), of CAIS INTERNET, INC., a Delaware corporation (the "Company"), at the exercise price of $4.56 per share (the "Initial Exercise Price"); provided that on the 90-day anniversary of the date of issue of the Warrants (or, if such day is not a trading day, on the next succeeding trading day) (the "Anniversary Date"), the Initial Exercise Price shall be reset to the average of the ten lowest Closing Prices (as defined below) for the Common Stock during the period beginning on the first trading day following the date of this Agreement and ending on the Anniversary Date (the "Reset Price"); provided, further, that if the holder exercises all or part of the Warrants prior to Anniversary Date, the Initial Exercise Price shall be reset with respect to those Warrants that are exercised to the average of the ten lowest Closing Prices for the Common Stock during the period beginning on the first trading day following the date of this Agreement and ending on the trading day immediately preceding the exercise date (or, if such period consists of less than ten trading days, the average of each such trading day during such period); provided, further, that in no event and under no circumstances shall the Reset Price be greater than $4.56 per share, in each case subject to adjustment as provided in Section 6 (the "Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of October 25, 2000 between the Company and each of the Initial Holders (the "Warrant Agreement"). Payment of the Exercise Price shall be made, at the option of the Holder (i) in cash, (ii) by wire transfer payable to the order of the Company, or (iii) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of this Warrant less that number of Warrant Shares having a current market price (as defined in paragraph 3(b) of the Warrant Agreement) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which this Warrant is being exercised.

            This Warrant may be exercised at such times and in such amounts as are provided for in the Warrant Agreement. Each Warrant not exercised on or prior to October 25, 2010 shall become invalid and all rights hereunder, and all rights in respect thereof under the Warrant Agreement, shall cease as of that time.

            The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

            The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

            Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith which is not payable by the Company pursuant to paragraph 9 of the Warrant Agreement.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: October 25, 2000

                                    CAIS INTERNET, INC.



                                    By:
                                       -----------------------------------------
                                          Name:
                                          Title:

                              [FORM OF ASSIGNMENT]

          (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

            FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto ________________________________, whose address is
__________________________, this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                              Signature:____________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)



                                    -------------------------
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)

                         [FORM OF ELECTION TO PURCHASE]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________________ shares of Common Stock and herewith: (choose one by marking "X" in the space provided)

             ____ tenders payment for such shares, to the order of CAIS INTERNET, INC., in the amount of $________ in accordance with the terms of the Warrant Agreement. ___

            requests that such exercise be on a net basis in accordance with the terms of the Warrant Agreement.

            The undersigned requests that a certificate for such shares of Common Stock be registered in the name of
_________________________________________, whose address is
_____________________________________________ and that such certificate be delivered to _______________________________________ whose address is
__________________________________________________.

Dated:                                    Signature: ___________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)


                                    -------------------------
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)